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[US LIQUIDS LOGO]

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                                 PRESS RELEASE
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FOR IMMEDIATE RELEASE                                 CONTACT: Earl J. Blackwell
                                                                   281/ 272-4507
                                                                      USL #01-12


INCOME, EARNINGS PER SHARE UP FOR U S LIQUIDS IN SECOND QUARTER

      HOUSTON (AUG. 6) --- U S Liquids Inc. (AMEX: USL) today announced financial results for the second quarter ended June 30, 2001.

      Net income for the quarter increased 456.7 percent to $5.0 million from $0.9 million in the year-ago quarter. This included an after tax contribution of $3.4 million in special income. Special income includes $7.5 million from settlement of USL's lawsuit with National Steel, which was partially offset by an additional write down of $0.7 million related to the sale of its septic and portable toilet operations in Maine. For the six-month period, net income increased 441.2 percent to $5.5 million from $1.0 million in the comparable 2000 period.

      Additionally, diluted earnings per share for the quarter increased 400.0 percent to $0.30 from $0.06 in the year-ago quarter and increased 450.0 percent to $0.33 from $0.06 for the six-month period in the year-to-date comparison. Adjusted for the special income items, the diluted earnings per share for the quarter was $0.10 vs. $0.08 in previous guidance.

      "Our turnaround continues full bore," said U S Liquids Chairman and Chief Executive Officer Mike Lawlor. "We continue to refine our business and processes and it is reflected on our bottom line. Now that the EPA has recertified our Detroit facility to accept superfund cleanup waste, we expect the revenues and profits at that facility to improve as well."



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         411 N. Sam Houston Pkwy. E., Suite 400 o Houston, Texas 77060
                        (281) 272-4500 o (281) 272-4545


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      Revenues for the quarter were $62.1 million, a 3.7 percent decrease from
$64.5 million in the year-ago quarter. Revenues from the company's industrial wastewater segment increased 15.9 percent, the oilfield segment increased 15.8 percent, while the commercial wastewater segment revenues decreased 12.4 percent primarily because of a decline in the biosolids business in New York and discontinued tank cleaning operations in Houston. In addition, the 2000 period benefited from revenues generated from a major cleanup project. Year-to-date revenue decreased 2.1% to $120.1 million from $122.7 million in the comparable period for 2000.

      EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter increased 76.1 percent to $16.7 million from $9.5 million in the year-ago quarter and increased 47.5 percent to $24.6 million from $16.7 million in the year-to-date comparison.

      Earl Blackwell, Chief Financial Officer, stated, "The Company currently estimates that, excluding operations held for sale, it will post revenues of $231.7 for the year ended December 31, 2001. Excluding operations held for sale, EBITDA for 2001 is expected to be approximately $44.2 million and earnings per share for 2001 is expected to be $0.52. The Company intends to file with the SEC a Form 8-K containing its complete guidance model."

      Management will host a conference call, along with a simultaneous webcast, at 11 a.m. CDT on Tuesday, Aug. 7, 2001. The conference call number is (800) 621-5170. To listen to the webcast via the internet, go to the U S Liquids website at http://www.usliquids.com, click on "Investor Relations" and the event icon.

      U S Liquids Inc., based in Houston, is a leading provider of services in North America for the collection, processing, recovery and disposal of liquid waste.

      THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT ATTEMPT TO PREDICT OR FORECAST FUTURE EVENTS OR RESULTS AND DEPEND ON FUTURE EVENTS FOR THEIR ACCURACY. THESE FORWARD-LOOKING STATEMENTS AND THE COMPANY'S BUSINESS AND PROSPECTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, ANY OF WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS; INCLUDING, AMONG OTHER THINGS, THE OUTCOME OF LITIGATION OR ADMINISTRATIVE PROCEEDINGS, OBTAINING OR MAINTAINING OF GOVERNMENTAL PERMITS AND APPROVALS REQUIRED FOR THE OPERATION OF ITS FACILITIES AND CHANGES IN THE LAWS AND REGULATIONS GOVERNING THE COMPANY'S OPERATIONS. THESE AND OTHER RISKS AND UNCERTAINTIES ARE DESCRIBED IN MORE DETAIL IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AND IN THE COMPANY'S SUBSEQUENT SEC FILINGS.

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                                U S LIQUIDS INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                              DECEMBER 31,        JUNE 30,
                                                                  2000              2001
                                                            ---------------     ------------
                                                                        (UNAUDITED)
                 ASSETS

CURRENT ASSETS: Cash and cash equivalents                     $   2,176          $     501
Accounts receivable, less allowances                             37,139             37,644
Inventories                                                       2,254              2,227
Prepaid expenses
and other current assets                                         14,941             12,118
Operations held for sale                                         23,745             21,690
                                                              ---------          ---------
     Total current assets                                     $  80,255          $  74,180

PROPERTY, PLANT & EQUIPMENT, net                                108,246            104,607
INTANGIBLE ASSETS, net                                          162,809            160,040
OTHER ASSETS, net                                                   867                911
                                                              ---------          ---------
     Total assets                                             $ 352,177          $ 339,738
                                                              =========          =========


         LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term obligations                   $  22,993          $  94,613
Accounts payable                                                 17,579             15,285
Accrued expenses and other current liabilities                   25,594             23,604
Operations held for sale                                          2,996              2,000
                                                              ---------          ---------
     Total current liabilities                                $  69,162          $ 135,502

LONG-TERM OBLIGATIONS, net of current maturities                 88,526              4,896
PROCESSING RESERVE, net of current                                5,445              5,111
CLOSURE AND REMEDIATION RESERVES, net of current                 10,834             10,505
OTHER LONG-TERM LIABILITIES                                       2,577              1,453
DEFERRED INCOME TAXES                                            10,763             11,769
                                                              ---------          ---------
     Total liabilities                                        $ 187,307          $ 169,236
                                                              ---------          ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 5,000,000 shares
  authorized, none outstanding                                $    --            $    --
Common stock, $.01 par value, 30,000,000 shares
  authorized, 15,818,729 and 15,975,626
  (unaudited) shares issued and outstanding,
  respectively                                                      158                160
Additional paid-in capital                                      176,939            177,108
Retained deficit                                                (12,204)            (6,743)
Accumulated other comprehensive loss - foreign
  currency translation adjustment                                   (23)               (23)
                                                              ---------          ---------
   Total stockholders' equity                                 $ 164,870          $ 170,502
                                                              ---------          ---------
   Total liabilities and stockholders' equity                 $ 352,177          $ 339,738
                                                              =========          =========
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                                U S LIQUIDS INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                          THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                2000         2001             2000         2001
                                             ---------    ---------        ---------    ---------
Revenues                                     $  64,473    $  62,058        $ 122,651    $ 120,108

Operating Expenses                              48,827       45,343           92,494       89,617

Depreciation & Amortization                      4,741        4,339            9,411        8,628

Selling, General & Administrative Expenses       6,526        6,871           13,724       12,833

Special Income, net                               --         (6,759)            --         (6,759)
                                             ---------    ---------        ---------    ---------

Income from Operations                       $   4,379    $  12,264        $   7,022    $  15,789

Interest Expense, net                            2,950        2,644            5,288        5,469

Other (Income) Expense, net                       (385)        (138)            (264)        (215)
                                             ---------    ---------        ---------    ---------

Income before Income Taxes                   $   1,814    $   9,758        $   1,998    $  10,535

Provision for Income Taxes                         910        4,725              989        5,074
                                             ---------    ---------        ---------    ---------

Net Income                                   $     904    $   5,033        $   1,009    $   5,461
                                             =========    =========        =========    =========
EBITDA                                       $   9,505    $  16,741        $  16,697    $  24,632
                                             =========    =========        =========    =========

Basic earnings per common share              $    0.06    $    0.32        $    0.06    $    0.34
                                             =========    =========        =========    =========

Diluted earnings per common share            $    0.06    $    0.30        $    0.06    $    0.33
                                             =========    =========        =========    =========

EBITDA per common and common
  equivalent shares outstanding              $    0.58    $    1.01        $    1.02    $    1.49
                                             =========    =========        =========    =========

Weighted average number of
  common shares outstanding                     15,786       15,959           15,786       15,952
                                             =========    =========        =========    =========

Weighted average number of common
  and common equivalent shares
  outstanding                                   16,313       16,644           16,447       16,578
                                             =========    =========        =========    =========

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